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                                     Exhibit 5.1

                [Letterhead of McCutchen, Doyle, Brown & Enersen LLP]


August 6, 1997                                           Direct: (415) 393-2188
                                                                treddy@mdbe.com


Capital Corp of the West
1160 W. Olive Avenue, Suite A
Merced, CA  95348-3198

                          REGISTRATION STATEMENT ON FORM S-2


Ladies and Gentlemen:

         We have acted as counsel for Capital Corp of the West, a California corporation (the "Company"), in connection with the Registration Statement on Form S-2 filed by the Company under the Securities Act of 1933, as amended, relating to the registration of shares of Common Stock, no par value, of the Company.

         We are of the opinion that the foregoing securities have been duly authorized and, when sold pursuant to the terms described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.


                                       Very truly yours,

                                  McCUTCHEN, DOYLE, BROWN & ENERSEN, LLP


                        By


                                            A Member of the Firm